USA Real Estate Inc.
1020 North Coach House Circle
Wichita, KS 67235

May 11, 2009
Stephen Maddox
1620 North Coach House Circle
Wichita, KS 67235

Mr. Maddox:

Our auditors, Malone & Bailey, PC, are now engaged in an examination of our financial statements. In connection therewith, they desire to confirm the following information relating to our note payable to you as of  December 31, 2008.   We will Use this as the Official Note;

Date of note:	12-31-2008
Maturity:	No Maturity Date, Loan will be paid back upon approval of the officers
Interest rate:	-0-
Date to which interest has been paid:	NO Interest Charge
Conversion terms	NONE
Amount and description of collateral:	NONE
Any direct or contingent liabilities to you not otherwise indicated above:	NONE

Principal balance as of December 31, 2006	$-0-
Amount loaned to us during the period	5,206,18
Amounts repaid to you during the period	-0-
Amounts converted to equity during the period	-0-
Principal balance as of December 31, 2007	$5.206, 18
Amount loaned to us during the period	49,039.49
Amounts repaid to you during the period	-0-
Amounts converted to equity during the period	-0-
Principal balance as of December 31, 2008	$54.247.67

Please indicate in the space provided below whether the above is in agreement with your records. If not, please furnish the auditors any information you may have which will assist them in reconciling the difference.

After signing and dating your reply, please fax it directly to Syenny Gautama at (713) 343-3447, or mail it to VIalone & Baw, PC, 10350 Richmond, Suite 800, Houston, Texas 77042.

Cordially,

Stephen Maddox
President
USAReal Estate, Inc.

****************************

Malone & Bailey, PC:

The foregoing information is in agreement with our records at December 31, 2008 with the following exceptions (if any):

 NONE  ( Loan will be paid back after approved by the officers of the company.)

Signature

STEPHEN R.  MADDOX

           May 13,  2009

Date